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                                                                    EXHIBIT 10.1
                                                                    ------------

                                LETTER OF INTENT
                                ----------------

Date:    31 August 2001

To:      JLM International Inc.
         8675 Hidden River Parkway
         Tampa, FL  33637
         U.S.A.
         (the "Vendor")

Dear Sirs:

We, CHAN KWOK WENG (Singapore NRIC no. S1158405E), KWONG HWAI MING (Singapore NRIC no. S2506588C) and RUSLI GUNAWAN (Indonesian Passport no. K656212) (hereinafter called the "Purchasers", which expression shall, unless the context otherwise requires, include any one of them), propose to purchase all the Vendor's 440,000 fully-paid up ordinary shares of S$1.00 each (the "Shares") in JLM CHEMICALS ASIA PTE LTD (the "Company") for the sum of US$1,700,000 (the "Price") on the following terms and conditions:

         1.       SHARE SALE AGREEMENT

         1.1 As soon as practicable but in any case no later than seven days after the date of this Letter of Intent (or such later date as the parties may agree upon), the Purchasers and the Vendor shall enter into a formal agreement for the sale and purchase of the Shares (the "Share Sale Agreement").

         1.2 As soon as practicable after it has received from the Purchasers the instrument or instruments of transfer of the Shares to the Purchasers in such proportions as the Purchasers may stipulate (the "Transfers", which shall be prepared by and at the cost of the Purchasers), the Vendor shall deliver the duly signed Transfers and the share certificate(s) relating to the Shares to their solicitors, M/s Wong Thomas & Leong, who shall hold them in escrow pending completion of the Share Sale Agreement.

         1.3 Within three business days after the Purchasers or their solicitors have received notice that the Transfers and the share certificate(s) have been delivered to and are being held by the Vendor's solicitors in accordance with paragraph 1.2 above, the Purchasers shall pay the Price to the Purchasers' solicitors, M/s Wee Tay & Lim, who shall hold it as stakeholders pending completion of the Share Sale Agreement. The Purchasers' solicitors shall immediately after they have received payment of the Price in accordance with this paragraph 1.3, notify the Vendor's solicitors that the Price has been paid to and is being held by them in accordance with this paragraph 1.3.

         1.4 The Share Sale Agreement shall contain the terms and conditions set out in this Letter of Intent and such other terms and conditions (not being inconsistent with the terms and conditions set out herein) as may be agreed upon between the Vendor and the Purchasers acting in good faith.


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         3.       COMPLETION OF SHARE SALE AGREEMENT

         3.1 The Share Sale Agreement shall be completed at the offices of the Company on or before 1 October 2001 but if either party is not ready to complete by that date and has advised the other party of that fact in writing at least seven days before that day, then completion shall take place on or before 31 October 2001.

         3.2      On completion:

                  3.2:1 the Purchasers shall deliver or cause to be delivered to the Vendor:

                                    (a)      in respect of each Third Party
                                             Liability (as defined in paragraph
                                             3.3 hereof), a duly signed or
                                             executed discharge in form and
                                             substance previously approved by
                                             the Vendor (whose approval shall
                                             not be unreasonably withheld) or
                                             other satisfactory evidence of
                                             discharge;

                                    (b)      satisfactory evidence that the name
                                             of the Company has been changed so
                                             that the initials "JLM" no longer
                                             form part of the name of the
                                             Company;

                                    (c)      a personal guarantee (in form and
                                             substance acceptable to the
                                             respective parties to whom it is
                                             intended to secure) duly executed
                                             by RUSLI GUNAWAN for securing the
                                             due payment of the Inter-company
                                             Debts (as defined in paragraph 4.4
                                             hereof);

                  3.2:2 the Vendor shall deliver or cause to be delivered to the Purchaser:

                                    (a)      the resignations of SEAN DAMON
                                             MACDONALD and JOHN LYNAM MACDONALD
                                             from their offices as directors of
                                             the Company, with a written
                                             acknowledgement from them, executed
                                             as a deed, that they have no claim
                                             against the Company on any grounds
                                             whatsoever;

                                    (b)      such form or forms signed by SEAN
                                             DAMON MACDONALD and JOHN LYNAM
                                             MACDONALD as may be necessary to
                                             amend the mandates given by the
                                             Company to its bankers;

                  3.2:3 the Vendor and the Purchasers shall procure that a meeting of the board of directors of the Company is held at which:

                           (a) the Transfers are approved for registration (subject to stamping);

                           (b) the resignations referred to in paragraph 3.2:2(a) are approved and accepted;


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                           (c)      such person(s) as the Purchasers may
                                    nominate shall be appointed directors of the Company;

                  3.2:4 the Vendor and the Purchasers shall authorise or be deemed to authorise:

                           (a) the release of the Transfers and the share certificate(s) relating to the Shares by M/s Wong Thomas & Leong to the Purchasers; and

                           (b) the payment of the Price by M/s Wee Tay & Lim as stakeholder to the Vendor.

         3.3 The expression "Third Party Liability" in paragraph 3.2:1(a) hereof shall mean any guarantee, indemnity, standby letter of credit, undertaking or other obligation or liability (actual or contingent) given or incurred (whether solely or jointly with any other person) by SEAN DAMON MACDONALD, JOHN LYNAM MACDONALD, JLM Industries Inc., JLM International Inc. and/or any other corporation related to or associated with the Vendor or any of them, to any person at the request of the Company as security for any debt or other liability owed by the Company to that person.

         4.       PURCHASERS' UNDERTAKINGS

                  The Purchasers undertake to the Vendor:

                  4.1 to proceed diligently to procure the Company to pass the necessary resolution and take all necessary steps to change its name in the manner contemplated in paragraph 3.2:1(b) hereof provided that the Vendor shall acquiesce in such change of name and give all necessary assistance in that regard;

                  4.2 that following the completion of the sale and purchase of the Shares, save in respect of stock existing as at the date hereof, they will not and will procure that the Company will not in any way and for any purpose use the name "JLM" or any trade or service mark or logo of or relating to JLM Industries Inc.;

                  4.3 that pending the completion of the sale and purchase of the Shares and the discharge of the Third Party Liabilities, they will procure that the Company will incur any further or other liability or do any other thing which may increase the maximum liability of SEAN MACDONALD, JOHN LYNAM MACDONALD, JLM Industries Inc., JLM International Inc. and/or any other corporation related to or associated with the Vendor or any of them, under or in connection with the Third Party Liabilities; without prejudice to the generality of the foregoing, the Purchasers shall ensure that the Company shall not increase the limit of the credit facilities which the Company currently has with ABN-Amro Bank;


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                  4.4      that they will procure the Company to pay the
                           Inter-company Debts within 90 days from the date of completion of the sale and purchase of the Shares (the "Closing Date"); and for the purposes of this paragraph 4.4, "Inter-company Debts" shall mean the aggregate as at the Closing Date of:

                           (a) US$974,939.35 owing by the Company to JLM International, JLM Marketing, JLM Industries and JLM Europe as at 27 August 2001, less any payments made by the Company in repayment thereof or any part thereof before the Closing Date;

                           (b) any additional amount(s) which the Vendor and the Purchasers acting in good faith agree are due from the Company to any of the aforementioned corporations in respect of the period from 27 August 2001 to the Closing Date; and

                           (c) the sum of US$174,552.31 shown in the Appendix hereto or any part thereof, if it or any part of it becomes payable by Tolson Transport and is paid.

5.       VENDOR'S WARRANTIES AS TO TITLE

         The Vendor represents and warrants to the Purchasers that it is the sole and beneficial owner of all the Shares and that title to the Shares shall be free from encumbrances on completion.

6.       EFFECT OF LETTER OF INTENT

         This Letter of Intent is intended to create irrevocable and legally binding obligations as between the Vendor and the Purchasers upon its execution by both parties.

7.       ANNOUNCEMENTS

         The Vendor and the Purchasers agree that neither of them will issue any press release or make any announcement whatsoever about or concerning the transactions contemplated in this Letter of Intent without the prior written agreement of the other party (whose agreement shall not be unreasonably withheld) as to the form, content and timing of the press release or announcement

8.       COUNTERPARTS

         This Letter of Intent may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.


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9.       GOVERNING LAW

         This Letter of Intent shall be governed by and construed in accordance with the laws of the Republic of Singapore.

SIGNATURE OF THE PURCHASERS        /s/ CHAN KWOK WENG
                                   ---------------------------
                                   CHAN KWOK WENG

                                   /s/ KONG HWAI MING
                                   --------------------------
                                   KONG HWAI MING

                                   /s/ RUSLI GUNAWAN
                                   --------------------------
                                   RUSLI GUNAWAN

SIGNATURE OF THE VENDOR            JLM INTERNATIONAL INC.
                                   by:

                                   /s/ JOHN LYNAM MACDONALD
                                   --------------------------
                                   JOHN LYNAM MACDONALD

                                   /s/ MICHAEL MOLINA
                                   --------------------------
                                   MICHAEL MOLINA